Code of Ethics

for

VP Perception, LLC

November 16, 2025

VP Perception, LLC is the sole owner of all rights to this Code of Ethics. Upon termination of employment, return this Code of Ethics to the Firm immediately. The information contained herein is confidential and proprietary and may not be disclosed to any third party or otherwise shared or disseminated in any way without the prior written approval of the Chief Compliance Officer designated herein.

Table of Contents

CODE OF ETHICS	6
INSIDER TRADING	24

INTRODUCTION

The Business
Variant Perception, LLC (“VP,” the “Firm,” “we,” “us,” or “our”) is a Limited Liability Company which was organized in the State of Delaware in April 2023. The Firm was originally formed in 2009 as a C-corporation and today is principally owned by VP Research Inc. whose principal owner and founder is Patrick J. Sheehan. The Firm provides macroeconomic research and quantitative models to private funds, banks, family offices, corporate treasuries, pensions, and high net worth individuals. VP serves as discretionary sub-adviser (“Sub-Adviser”) to an Exchange-Traded Fund. VP maintains offices in Charlotte, North Carolina; New York City, New York; and London, United Kingdom.

ETF Sub-Advisory Services
VP has been named the Sub-Adviser to the VP Perception Cycle Aware US Equity ETF (the “ETF” or the “Fund”), providing sub-advisory services for an annual fee based on the percentage of the value of the assets that are sub-advised.

VP provides discretionary advice to the adviser of the ETF, Empowered Funds, LLC doing business as ETF Architect (the “Advisor”), but is not authorized to initiate any orders to purchase or sell any securities on behalf of the ETF. VP does not provide personalized advice to individual shareholders of the Fund. Terms of service are outlined in the Sub-Advisory Agreement, while terms of investment are detailed in the prospectus.

Research Services
VP provides investment strategy and economic research to institutional and high net worth investors centered around Asset allocation, Leading Indicators, Tactical Research, Macroeconomic Research, Asset Management, Thematic Research, Thematic Baskets, and Signals. VP leverages historical data and leading indicators to guide asset allocation ratings, market signals, and tactical idea generation.

VP provides macroeconomic research and market commentary to a variety of businesses. Research, based on VP’s proprietary framework, is delivered to Subscribers with four areas of focus:
•VP Macro Snapshot: published at the beginning of each month and provides an in-depth look at themes and trends in the global economy;
•VP Notes: published ad hoc and providing portfolio and trading ideas via sentiment and valuation models delivered in a report including tactical charts
•VP Thematics: published and distributed as opportunities and developments arise and provides views on fundamental macroeconomic subjects; and,
•VP Leading Indicator Watch: published monthly and contains proprietary leading indicator forecasts of country and sector changes.

In addition, the Firm has created an “Understanding Series” to educate subscribers about our framework and how we view different topics.

VP’s public website (https://variantperception.com) provides information about our research subscription services. Research content is only available through the password-protected portal for subscribers (“Master Subscribers” or “Subscribers”) through an annual or quarterly subscription following execution of a Master Service Agreement.

VP provides “impersonal advisory services” to its Subscribers. Under Rule 206(4)-3(d)(3), impersonal advisory services are defined to be services that do not purport to meet the objectives or needs of specific clients, and statistical information containing no expression of opinions as to the investment merits of particular securities. VP does not provide personalized investment advice to research Subscribers; all content, opinions and recommendations are impersonal and are not tailored to meet individual Subscribers’ investment needs.

Background
This Code of Ethics (the “Code”) has been prepared to assist Supervised and Access Persons (defined below) in complying with applicable securities laws and adopting a compliance program consistent with sound business practices. This Code of Ethics is intended to comply with the Investment Advisers Act of 1940, as amended (“Advisers Act”), the applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and other applicable rules and regulations adopted by the SEC and other functional regulators.

As Sub-Adviser to the Fund, VP and its employees are required to comply with certain provisions of the 1940 Act, as amended. The Sub-Advisory Agreement executed between VP and the Advisor is the primary governance document which conveys explicit responsibilities and obligations to VP and its employees relative to portfolio management and monitoring, risk management reporting, and compliance with the 1940 Act. It is VP’s stated policy to manage the Fund for the benefit of its shareholders rather than its own benefit.

Preamble
These guidelines are not intended to address every situation. Access Persons are expected to obey all securities laws. VP recognizes its need to respond flexibly to dynamic business needs and circumstances. Accordingly, VP reserves the right to revoke, modify, interpret, and apply its guidelines, policies, or procedures at its sole discretion, and without prior notice. This Code of Ethics is not intended to be a contract or legally binding agreement, nor does it promise specific treatment in specific situations.

Rule 204A-1 under the Advisers Act requires each investment adviser registered with the SEC to adopt a code of ethics that sets forth a standard of business conduct required and expected of all its Access Persons. Rule 17j-1 under the 1940 Act also requires advisers to an ETF to adopt written codes of ethics. As a registered investment adviser, as well as the adviser to the Fund, VP has adopted this Code in accordance with these rules.

VP expects Access Persons to comply with the letter of the Code and to observe its spirit. Always consider how your actions will reflect on the Firm as a whole and yourself as a professional. At the commencement of your employment or designation as an Access Person with VP, and each time a new version of the Code is issued, you must certify that you understand and agree to abide by the terms of the Code by signing the Code of Ethics Certification, found in Appendix 1.

If an Access Person acts in a manner contrary to the Code, s/he could be subject to disciplinary sanctions depending on the evaluation of the circumstances. The standards of conduct set forth herein are applied fully and fairly without reliance upon technical distinctions to justify questionable conduct. Intentional and inadvertent Code violations may trigger disciplinary action, up to and including termination of employment, depending upon the severity or frequency.

CODE OF ETHICS

Important Note

This Code of Ethics makes direct reference to pre-approval, reporting, and certification forms which are incorporated into this Code as Appendices. VP utilizes an automated technology platform to facilitate reporting wherein such Appendices are provided for reference purposes only. The Chief Compliance Officer or her designee will provide instructions to Supervised and Access Persons as to the appropriate methods for pre-approval and reporting. Please consult the Chief Compliance Officer with any questions in this regard.

General
This is the Code of Ethics of VP. The Firm's Personal Securities Transactions reporting and Insider Trading Procedures can be found in this Code.

Fiduciary Duty
This Code of Ethics is predicated on the principle that the Firm owes a fiduciary duty to its clients. A fiduciary is to approach his or her client’s affairs with the same prudence as would be used in the management of his or her own affairs. Fiduciaries are expected to place the interests of the client before their own. Fiduciaries cannot withhold material information from a client that would affect the client’s investment decision. Accordingly, Supervised Persons must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, the Firm will:
•Place client interests ahead of the Firm’s – As a fiduciary, the Firm will serve its clients’ best interests. In other words, Supervised Persons may not benefit at the expense of advisory clients. This concept is particularly relevant when Access Persons are making personal investments in securities traded by advisory clients.
•Engage in personal investing that is in full compliance with the Firm’s Code of Ethics – Access Persons must review and abide by the Firm’s Personal Securities Transaction and Insider Trading Policies.
•Avoid taking advantage of your position – Supervised Persons must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with the Firm, or on behalf of an advisory client, unless in compliance with the Gift Policy below.
•Maintain full compliance with the Federal Securities Laws – Supervised Persons must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

Any questions with respect to this Code of Ethics should be directed to the Chief Compliance Officer. As discussed in greater detail below, Supervised Persons must promptly report any violations of the Code of Ethics to the Chief Compliance Officer. All reported Code of Ethics violations will be treated on an anonymous basis when it is necessary and appropriate to do so.

Definitions
CCO: Chief Compliance Officer per Rule 206(4)-7 of the Advisers Act. The Firm has designated Libby Liebig as its Chief Compliance Officer.

Supervised Person: All directors, officers, and partners of the Firm (or other persons occupying a similar status or performing similar functions); employees of the Firm; and any other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.

Access Person (you): Any of VP’s Supervised Persons who have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or any Access Person who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. If providing investment advice is VP’s primary business, all of Variant’s directors, officers, and partners are presumed to be Access Persons. See the CCO for a copy of the Access Person list.

Beneficial Ownership: Access Persons are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. They have a pecuniary interest in securities if they have the ability to profit from a securities transaction directly or indirectly.

The following are examples of indirect pecuniary interests in securities:
•Securities held by members of Access Persons’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. Adoptive relationships are included;
•Access Person’s interests as a general partner in securities held by a general or limited partnership; and,
•Access Person’s interests as a manager/member in the securities held by a limited liability company.

Access Persons do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder, or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Access Persons of securities held by a trust:
•Ownership of securities as a trustee where either the Access Person or members of the immediate family have a vested interest in the principal or income of the trust;
•Ownership of a vested beneficial interest in a trust; and,
•An Access Person’s status as a settlor/grantor of a trust unless the consent of all of the beneficiaries is required in order for the Access Person to revoke the trust.

Covered Account: Any account which an Access Person has any direct or indirect Beneficial Ownership.

Reportable Fund: The Fund is considered a reportable fund because VP serves as Sub-Adviser to the Fund.

Reportable Security: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Reportable Security does not include (Excepted Securities):
1.Direct obligations of the Government of the United States;
2.Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements;
3.Shares issued by money market funds;
4.Shares issued by open-ended funds other than reportable funds; and,
5.Shares issued by unit investment trusts that are invested exclusively in one or more open-ended funds, none of which are reportable funds

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Conflict of Interest: For the purposes of this Code of Ethics, a “conflict of interest” will be deemed to be present when an individual’s private interest interferes in anyway, or even appears to interfere, with the interests of a client, the Firm, or one or more of its affiliates, as a whole.

This Code’s procedures, standards, and restrictions do not and cannot address each potential conflict of interest. Rather, they attempt to prevent some of the more common types of problems. Ethics and faithful discharge of our fiduciary duties require adherence to the spirit of this Code and activities other than personal securities transactions could involve conflicts of interest. If there is any doubt about a transaction for a reportable account or for a personal account, the Chief Compliance Officer should be consulted.

Personal Account Trading
Personal trading for any Covered Account should never be conducted in such a way as to create any questions of “front running,” otherwise taking personal advantage of the trading activity that is conducted for the Firm, or in any way seeking personal profits at the expense of the trading conducted for the Firm. A trader’s first priority in all trading decisions must be to benefit the Firm’s clients.

A.
It is prohibited to engage in any trading (in a personal account or for VP) that violates the law1. In addition, an Access Person may not receive from another party “hot tips,” favored commission rates, or other personal brokerage or other trading benefits in exchange for the employee’s giving the other party Firm business, such as allocation of brokerage, or any other benefit. Receiving gifts or entertainment consistent with the Firm’s Gift and Entertainment Policy is permissible, as is attendance at sponsored seminars or conferences within the guidelines contained in that policy, but in all instances, it is important to avoid even the appearance of providing business in exchange for personal benefits.

Prohibited, Dishonest, and Unethical Practices
The following activities are expressly prohibited:
•Recommending the purchase, sale, or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the Fund;
•Borrowing or loaning money or securities from or to a client unless the client is a broker-dealer, an affiliate of the Firm, or a financial institution engaged in the business of loaning funds;
•Misrepresenting to any client, or prospective client, the qualifications of the Access Person, or misrepresenting the nature of the advisory services being offered or fees to be charged for such service;
•Guaranteeing a client that a specific result will be achieved with advice rendered;
•Engaging in any act, practice, or course of business which is fraudulent, deceptive, manipulative, or unethical; or
•Engaging in conduct or any act, indirectly or through or by any other person, which would be unlawful for such person to do directly under the provisions of the Advisers Act and any rule or order thereunder.

Conflicts of Interest
The Firm has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. Access Persons must strive to avoid any activity or a personal interest that presents a “conflict of interest.” A conflict of interest may arise if the Access Person's personal interest interferes, or appears to interfere, with the interests of the Firm or its clients. A conflict of interest can arise whenever an Access Person takes action or has an interest that makes it difficult for him/her to perform his/her duties and responsibilities at the Firm honestly, objectively, and effectively.

While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:

•Access Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly, or indirectly, as a result of such transactions, including by purchasing or selling such securities.
•Access Persons are prohibited from recommending, implementing, or considering any securities transaction for a client without having disclosed any material beneficial ownership,
1 For example, an Access Person may not trade on the basis of material non-public information.

business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the Access Person may not participate in any decision-making process regarding the securities of that issuer.

Spread of False Information
VP unequivocally prohibits and forbids all Access Persons from communicating or transmitting “false rumors” or other information regarding any Fund, portfolio investment, or any registered security which such Access Person does not know or reasonably believe to be true to any person outside of VP for any reason.

If the CCO, upon due investigation, finds that any Access Person has engaged in the spread of false rumors or information as described above, the CCO may recommend sanctions including, but not limited to, dismissal of the person or persons involved and/or reporting of any improper conduct to the SEC or other regulatory authorities.

Gifts and Entertainment
Access Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Access Persons should not offer gifts, favors, entertainment, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the Access Person.

No Access Person may receive any gift, service, or other thing of more than de minimis value of from any person or entity that does business with or on behalf of the Firm. No Access Person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the Firm without written pre-approval by the CCO. Gifts received from or given to the same source valued at $100.00 or less will be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also will be considered to be of de minimis value.

Exclusions: The foregoing requirements and gift limitations do not apply to gifts unrelated to securities business that are given to immediate family members who also happen to be clients. Immediate family members include parents, children, grandparents, siblings, spouse, and in-laws. The foregoing restrictions also do not apply to gifts of de minimis value (such as pens, notepads, or modest desk ornaments) or to promotional items of nominal value with VP’s or sponsor company’s logo (e.g., umbrellas, tote bags, or shirts). Promotional items must be valued substantially below the $100 limit to be excluded from the gift policy. Items of higher value (near $100 or more), even if they include a logo, are considered "gifts" subject to this policy.

Entertainment of clients or prospective clients must be reasonable and not so expensive it raises a suggestion of unethical conduct. The limitation on gifts and gratuities does not apply to usual business entertainment such as dinners or sporting events where the employee hosts the entertainment, though such expenses should be reasonable. Entertainment includes a broad range of activities such as trips, parties, and other activities where an employee hosts someone related to the firm’s business.

No Access Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity, that does business with or on behalf of the Firm.

Bribes and kickbacks are criminal acts, strictly prohibited by law. Access Persons must not offer, give, solicit, or receive any form of bribe or kickback.

Cash and Non-Cash Compensation
Supervised Persons may not accept (directly or indirectly) cash or non-cash compensation from outside firms or persons. The only exception includes compensation arrangements specifically related to Outside Business Activities approved by VP management.

Cash compensation is defined as follows: Any discount, concession, fee, service fee, commission, asset-based sales charge, loan or override, or cash employee benefit received in connection with provision of consulting services or any other type of service.

Non-cash compensation is defined as follows: Any form of compensation received in connection with the provision of services, other than cash compensation, which includes but is not limited to merchandise, gifts (including gift cards) and prizes, travel expenses, meals, and lodging.

Any compensation as defined in this section and paid directly to the employee requires the approval of the supervisor and the CCO prior to acceptance. The following section outlines types of non-cash compensation that are permitted without specific approval, unless otherwise noted.

Types of Permissible Non-cash Compensation
The following types of non-cash compensation are allowed provided they are not preconditioned on achieving a sales goal:
•Gifts amounting in aggregate value not exceeding $100 annually, per person
•An occasional meal, ticket to a sporting event or show, or comparable entertainment that is not so frequent or so extensive as to raise any question of propriety
•Payment or reimbursement in connection with training or educational meetings, subject to several conditions. The location of the meeting must be appropriate for its purpose; for example, at or near the sponsoring company’s home office, an employee office or facility near an office or a regional location for a regional meeting. Note: Prior approval must be obtained from the supervisor and CCO before participating in such meetings.
•Only expenses incurred by a VP employee are eligible for payment. Expenses for guests of employees (spouse, etc.) will not be reimbursed.

Non-cash sales incentive programs may be preconditioned on achieving a sales goal provided they are preapproved in-house incentive programs sponsored by VP.

Employee Guidance: All cash/non-cash compensations and must be approved prior to reimbursement by submitting an Expense Reimbursement Form with receipts of expenses attached, as well as all related detail for such expenses including a complete list of attendees and presenters and proof of advertising approval for any materials used (invitations, handouts, PowerPoint presentations, etc.), if applicable. Forms should be submitted to the Finance Department within 30 days of incurring the expenses.

Referrals
It is important that referrals to others are based on sound knowledge about the other person or company. Key requirements regarding referrals include the following:
•Any proposed compensation, whether for referring or receiving referrals, must be approved in advance by the CCO or must be for an approved third-party money manager for which compensation flows through VP.
•Referrals involving compensation may require disclosure to the client of potential conflicts of interest.
•Employees should be aware that certain due diligence requirements must be completed for third party money managers.

Solicitation of Charitable Contributions
When an employee or an agent of a client solicits a substantial charitable contribution from VP or an employee, there may be a conflict of interest. Quid pro quo arrangements between contributions and business conducted with VP are strictly prohibited. Should a VP employee be approached regarding a solicitation for a charitable contribution by a client, they should notify their supervisor and the CCO before agreeing to make any contributions.

Political Contributions
SEC Rule 206(4)-5 restricts contributions and solicitation practices of investment advisers and their affiliates. Specifically, the Rule prohibits an investment adviser from providing advisory services to any state or local government entity, for two years, if that investment adviser or any “Covered Associate” has made a contribution to a public official who is in a position to influence the award of that advisory service contract. The Rule further prohibits an investment adviser, or a Covered Associate, from paying directly or indirectly any person to solicit a government entity for advisory services on behalf of the adviser unless such person is: a registered investment adviser representative, or an executive officer, general partner, managing member or an employee of the adviser.

A “Covered Associate” includes: (1) any general partner, managing member or executive officer of the Firm, (2) any employee who solicits a governmental entity on behalf of VP and anyone directly or indirectly supervising such employee, and (3) any political action committee controlled by VP or one of its Covered Associates.

"Contribution" means any gift, subscription, loan, advance, or deposit of money, or anything of value made for:
•The purpose of influencing any election for federal, state, or local office;
•The payment of debt incurred in connection with any such election;
•Transition or inaugural expenses incurred by a successful candidate for state or local office; or
•Charitable donations and contributions to a political action committee (PAC).

For purposes of this policy, all Access Persons are deemed to be Covered Associates. It is VP’s policy that no Covered Associate is permitted to make a political contribution to any candidate, officeholder, political party, or PAC.

Confidentiality
Supervised Persons must respect the confidentiality of information acquired in the course of their work and must not disclose such information, except when they believe they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage. Supervised Persons must keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the Firm.

Service on a Board of Directors and Other Outside Interests
Supervised Persons must not serve on the board of directors of publicly traded companies without the prior authorization of the CCO. Any such approval may only be made if it is determined that such board service will be consistent with the interests of the clients and of the Firm, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. A director of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director.

Supervised Persons must obtain prior approval from the CCO for any outside business activity that was not already underway at the time this policy was first adopted. Pre-approval should be requested by submitting an e-mail to the CCO detailing the contemplated outside activity, anticipated time commitment, compensation, and disclosure of any potential conflicts of interest associated with the activity.

An outside activity or interest may never:
•Present a substantial risk of confusing clients or the public as to the capacity in which the Supervised Person is acting;
•Pose a reputational risk for VP;
•Inappropriately influence a Supervised Person’s business dealings or otherwise create a conflict of interest vis-à-vis the interests of VP or clients; and/or,
•Involve use of VP’s client, or proprietary information.

On an annual basis, Supervised Persons must review and certify to outside business activities. See Appendix 2 for the Outside Business Activities Disclosure Form. At all times, the Supervised Person should ensure that his/her outside business activities do not present a risk of a conflict of interest for VP, and that the Supervised Person make it known that, while serving an outside entity, s/he is not acting or providing advice on behalf of VP.

The CCO may require further information concerning any outside activity for which a Supervised Person requests approval, including the number of hours involved and the compensation to be received. The CCO will review each reported outside business activity and decide whether such activity must be restricted, monitored, and/or disclosed by VP. Supervised Persons are advised to consult the CCO with any questions as to whether an outside activity or interest is reportable under this policy.

Prohibited Activities

Use of Firm Name
No employee may use VP's name in any manner which could be reasonably misinterpreted to indicate an affiliation between VP and any outside employee activity.

Providing Investment or Tax Advice not Permitted
Employees may not give investment or tax advice to clients unless they are performing this service outside the scope of VP as an approved outside business activity, and they are fully qualified and licensed to provide such investment or tax advice. Clients requiring specific investment or tax guidance should be referred to their personal investment or tax advisors.

Rebates of Compensation
Employees are prohibited from rebating to anyone, directly or indirectly, any commission or compensation received without approval from VP management.

Sharing Commissions or Fees
Any payment or sharing arrangement between VP and any other regulated or non-regulated entity and any employees of such firms must be referred to the CCO for review.

Settling Complaints Directly with Clients
Employees may not make payments to clients of any kind to resolve a client complaint. Complaints must be immediately brought to the attention of the CCO and the employee's supervisor.

Borrowing from and Lending to Clients
Employees are generally not permitted to borrow from or lend to the Firm’s clients.
This restriction does not apply when an employee enters a loan arrangement with a client who is:
•An immediate family member (defined as parents, grandparents, in-laws, spouse, siblings, children, grandchildren, cousins, aunts or uncles, nieces or nephews, and any other person whom the employee supports directly or indirectly to a material extent),
•A financial institution in the business of providing credit, financing, or loans AND where the terms of the lending arrangement are those that would also be available to the general public doing business with those institutions,
•Another employee of VP,
•Someone (or an entity) who has a personal relationship with the employee and the lending arrangement arises from the personal relationship rather than an employee/client relationship, or,
•Someone (or an entity) that has a business relationship outside the employee/client relationship.

Any proposed loan with the employee's client (other than a loan with a family member or financial institution in item numbers 1 and 2 above) requires review and approval by the CCO prior to making the loan.

Prohibition against Guarantees

VP and its employees are prohibited from guaranteeing a client against loss in any securities transaction. Supervisors are responsible for identifying prohibited guarantees in correspondence or other written communications with public clients. Options or written agreements that establish the future price of a transaction, such as repurchase agreements, are not included in this prohibition.

Fees and Other Charges
Employees are not permitted to charge fees or assess other charges to clients unless they are expressly permitted by VP.

Client Signatures
Employees are not permitted to sign documents on behalf of clients, even when doing so is meant to accommodate a client's request. Client signatures must be original by the client on all documents.

Rumors
No employee may spread any rumors or misinformation that they know to be false or misleading. This includes rumors of a sensational nature that might reasonably be expected to affect market conditions. Discussion of unsubstantiated information published by a widely circulated public media is not prohibited providing the source and unsubstantiated nature are also disclosed.

Misrepresentations
Employees may not disseminate any information that falsely states or implies guarantees or approval of securities by the government or other institution, such as government guarantee of securities that carry no such guarantee. SIPC may not be misrepresented as a guarantor of a client's account against losses from transactions.

Bribes
No employee may offer or solicit explicit inducements to or from employees or representatives of other institutions or foreign governmental or political officials to obtain business. Entertainment and gifts in reasonable amounts are not included in this prohibition and are discussed above.

Acting without Registration
No employee may engage in activities that require registration (selling securities, soliciting accounts, trading, etc.) unless registered in the appropriate capacities. Questions regarding the need for registration should be referred to the CCO.

Blank, Signed Forms
VP requires original client signatures and dates for all paperwork, and paperwork signed by a client may not be altered in any way, even at the request of a client. For this reason, under no circumstances should clients sign blank forms. VP prohibits employees from obtaining and maintaining signed, blank forms from clients or altering forms that were previously signed by a client. Doing so may result in disciplinary action and/or termination from VP.

Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from all Prohibitions on a case-by-case basis. Any request for such consideration must be submitted to the CCO in writing. Exceptions will only be granted in those cases in which the CCO determines that granting the request will not create any potential, apparent, or actual conflicts of interest.

Personal Securities Transactions Procedures and Reporting

Important Note: The CCO is listed below as the party responsible for personal trade approvals. The CCO is authorized to delegate this duty to another Designated Reviewer. References to CCO below also imply Designated Reviewer. The CCO is not permitted to self-review her own personal trading or Code of Ethics-related activities.

1. 90-Day Hold. To deter market timing, Access Persons are required to hold any sub-advised ETFs they purchase for a period of 90 days. This restriction applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members.

2. 3-Day Blackout Rule. Access Persons are prohibited from executing a transaction on behalf of themselves or another Access Person within three days of any client having a pending buy or sell order/recommendation in the same or an equivalent security and until such time as that order is executed or withdrawn. Individual securities within a client portfolio may not be available three days prior to execution. In this case, the Access Person is free to submit the trade for pre-clearance or execute the trade if it is exempt from pre-clearance per the terms below. Nevertheless, a personal trade by any Access Person shall not prevent a portfolio from trading in the same or an equivalent security on behalf of clients. However, such a transaction shall be subject to independent review by the CCO. For example, if VP is rebalancing the Fund and identifies Apple (AAPL) as a target for the following day’s execution, that security is now under the 3-Day Rule and cannot be purchased until the AAPL trade settles.

3.Exemptions Related to 90-Day Hold and 3-Day Blackout Rule. Any security that is not held by the ETF is not subject to the 90 Day Hold Period or the 3-Day Blackout Period. With respect to other 90-day holding period requirement waivers, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability. Exceptions must be approved by the CCO prior to execution.

4.Pre-clearance of Securities. Access Persons must preclear all personal securities transactions in a covered account with the exception of those identified in the list below. Access Persons will receive an immediate notification via the electronic Code system or an email from the CCO indicating if the trade has been approved or if permission is denied. The employee must receive approval in one of these forms before executing any personal trades. All approved orders must be executed within 48 hours of pre-clearance approval, unless the CCO instructs otherwise. If any order is not timely executed, a request for pre-clearance must be resubmitted. Exceptions to the requirement to resubmit pre-clearance requests may be granted in advance by the CCO for unusual circumstances.

The following are exempt from pre-clearance:

•Non-proprietary, open-ended mutual funds and ETFs (e.g., mutual funds and ETFs not managed, advised, or sub-advised by VP).
•Discretionary accounts managed externally by an independent third party (e.g., an external investment adviser with discretionary authority).
•Exceptions by prior written approval.
•Automatic investment/withdrawal programs.

5.Pre-clearance Required for Initial Public Offerings. Access Persons must obtain prior written approval before acquiring a direct or indirect beneficial ownership (through purchase or otherwise) of a security in an initial public offering (“IPO”). This restriction ensures that Access Persons do not cause a violation of applicable broker-dealer rules relating to new issues. Access Persons and their immediate families (parents, spouse, children, in-laws, and siblings) may not purchase an IPO if it is specifically referenced in VP market commentary. Any market commentary referencing a particular IPO should be distributed to supervisors and the CCO prior to publication to ensure that all appropriate Firm trading restrictions for the IPO are in place.

6.Pre-clearance Required for Limited Offerings and Private Placements. Securities issued in limited offerings and private placements2 (including investments in limited partnerships such as buyout, venture capital, oil and gas, real estate, and hedge funds or funds of funds) may only be acquired by an Access Person or household member thereof with the advance written approval of the CCO. A request for approval of a private placement or limited offering should generally be submitted at least one week in advance of the proposed date of investment. An Access Person need not pre-clear any private placement investments in which such Access Person’s only “beneficial ownership” is through the general partner of a Fund sponsored by VP or its affiliates. Certain limited partnership investments may not be securities, such as a partnership created to invest in a building. Access Persons are urged to consult the CCO with any questions about limited offerings. Pre-clearance does not preclude subsequent reporting of transactions.

7.Cryptocurrencies. A cryptocurrency is a digital asset designed to work as a medium of exchange that uses strong cryptography to secure financial transactions, control the creation of additional units, and verify the transfer of assets. There is some debate as to whether cryptocurrencies are securities. If there is a centralized third party, along with purchasers of a cryptocurrency with an expectation of a return, then the transaction should be considered a securities transaction. Bitcoin is not deemed to be a security because it is decentralized: there is no central party whose efforts are a key determining factor in the enterprise. In addition, ether is not a security because the Ethereum network is also decentralized. Access Persons are not required to pre-clear, or report transactions or holdings related to cryptocurrencies which are not deemed to be securities.

Cryptocurrencies that are deemed to be securities and Initial Coin Offerings (“ICOs”) are included in the definition of a covered security. If there is any question by an Access Person as to whether a security is “covered” under this Code, s/he should consult with the CCO for clarification on the issue before entering any trade for his/her personal account.

2 A Private Placement, also known as an unregistered offering, is the purchase of any security or offering exempt from the Securities Act of 1933.

8.Pre-clearance Required for Option Writing. Access Persons must preclear any option writing with the CCO.

9.Short Selling Restrictions. Access Persons and household members are prohibited from selling short any security which is owned in the ETF.

10.Investment Clubs are Prohibited. Access Persons and household members are prohibited from participating in investment clubs.

11.Trustee Arrangements. Access Persons must receive pre-approval from the CCO before accepting a trustee position for any person or entity.

12.Prohibition on Trading Securities on the Restricted Security List. VP may from time to time establish a Restricted Security List that includes certain securities where VP has, or may receive, material non-public information about such companies because of a special relationship between VP or an Access Person and such companies or otherwise. Access Persons are prohibited from trading any securities listed on the Firm’s Restricted List. The Restricted List is modified daily and as needed and is available for all employees to consult in the electronic Code system. The CCO retains all records related to the listing of single name securities on the Restricted List. Trades will be rejected if any preapproval is sought to trade a security on the Restricted List. Trading through a rejected approval is a violation of this policy and will be escalated inside the Firm to appropriate management persons. No Access Persons or household member thereof can trade or invest in any securities listed on the Restricted Security List. This restriction covers all instruments of the issuer, including equity, debt, and derivative instruments.

If any Access Person or household member thereof already holds a security that is on the Restricted Security List and has not received consent from the CCO, such Access Person or household member must continue to hold and may not execute any buy or sell orders for the relevant security until such security is removed from the Restricted Security List. This requirement covers all instruments of the issuer. All Access Persons are responsible for knowing the contents of the Restricted Security List prior to effecting or soliciting a transaction in a security. Any Access Person with access to the Restricted Security List is prohibited from disclosing the securities listed on the Restricted Security List to third parties (except household members to facilitate their compliance with this policy) without the authorization of the CCO.

The CCO will collaborate with investment team members to determine whether a security should be placed on the Restricted Security List and maintain and update the Restricted Security List, as necessary. The CCO will periodically monitor transactions by Access Persons and their respective household members that are reported to the CCO pursuant to the Code to ascertain any pattern of conduct which may violate the restriction requirements or evidence front-running, scalping, or other inappropriate behavior.

13.Restrictions on Disclosures. You may not disclose any non-public information (whether or not it is material) relating to VP or securities transactions on behalf of clients to any person outside VP (unless such disclosure has been authorized by VP). You may not communicate material, non-public information to anyone, including persons within VP, except as permitted by this Code and related policies outlined in the Policies & Procedures Manual. All material, non-public information must be secured. For example, access to files containing material, non-public information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in a private setting to the extent practicable. Conversations in public places, such as elevators, restaurants, and airplanes, should be limited to matters that do not pertain to information of a sensitive or confidential nature. Disclosure restrictions are not intended to preclude an Access Person’s rights under the Whistleblower Policy which can be found in the Policies & Procedures Manual.

The CCO will review and consider any proper request for relief or exemption from any restriction, limitation or procedure contained in this Code which you believe will cause you a hardship. The decision of the CCO is completely within his discretion.

Each Access Person is solely responsible for any violation of this Code by a household member thereof.

Pre-Clearance Procedure
For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:
•Pre-clearance requests must be submitted by the requesting Access Person to the CCO through the electronic Code system (see Appendix 3 for applicable information).
•Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO.
•Records of all pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring the Code of Ethics is followed.

Reporting Requirements

Initial Personal Securities Account Report
No later than ten (10) days after a person becomes an Access Person and annually thereafter, every Access Person must file a personal securities account report containing the information specified in Appendix 3, the Personal Securities Account Certification.

Initial and Annual Holdings Reports
No later than ten (10) days after the person becomes an Access Person and annually thereafter, every Access Person must file a holdings report containing the following information:
•The title, exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person becomes an Access Person;
•The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and,
•The date that the report is submitted by the Access Person.

See Appendix 4 for the Personal Holdings Certification. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (in the case of an initial report) or the date the report is submitted (in the case of an annual report).

Quarterly Reports
No later than thirty (30) days after the end of calendar quarter, every Access Person must file transaction reports containing the following information:
•For each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership, the Access Person must provide the date of the transaction, the title, exchange ticker symbol or CUSIP number, type of security, the interest rate and maturity date (if applicable), number of shares and principal amount of each involved in the transaction;
•The nature of the transaction (e.g., purchase, sale);
•The price of the security at which the transaction was effected;
•The name of any broker, dealer, or bank with or through the transaction was effected; and,
•The date that the report is submitted by the Access Person.

See Appendix 5 for the Quarterly Personal Securities Transactions Report. Access Persons may use duplicate brokerage confirmations and account statements, provided that all of the required information is contained in those confirmations and statements, and the Access Person submits Appendix 5 confirming that VP is in receipt of all confirmations and statements.

Exceptions from Reporting Requirement
Initial, annual, and quarterly reporting is not required for any account over which an Access Person or a household member has no direct or indirect influence or control. However, each Access Person must report the existence of such an account to the CCO. The CCO has the authority to request further information and documentation from you regarding any account over which you claim to have no influence or control, including to direct the adviser or broker to the account to provide an affirmative certification that the Access Person or household member has no direct or indirect influence or control. Each Access Person must certify annually that he or she, or a household member when applicable, does not have direct or indirect influence or control over the account. If the Access Person’s level of discretion changes relative to a non-discretionary account, the CCO must be notified immediately. All related documentation pertaining to a personal account exemption will be maintained by the CCO pursuant to VP’s Books and Records policy.

The reporting requirements of this section of this Code of Ethics do not apply to transaction reports with respect to transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

The reporting requirements of this section of this Code of Ethics do not apply to transaction reports if the report would contain duplicate information contained in broker trade confirmations or account statements that the Firm holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

Furthermore, accounts restricted solely to the purchase and sale of mutual funds (to include ETFs), 529 College Savings Plans, and 403b/401k plans are not subject to this policy and do not require disclosure or quarterly reporting. However, if the accounts described above can trade other securities, (e.g., individual equity names or the ETF), those accounts are subject to the policy even if it holds only mutual funds.

Responsibility to Report
All reports must be filed with the CCO or her named designee. The responsibility for taking the initiative to report is imposed on each Access Person required to make a report. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility. Any Access Person who has failed to provide the referenced information by the prescribed deadline will be deemed to have violated VP’s Code of Ethics and may be subject to disciplinary action.

Monitoring of Personal Securities Transactions
The Firm is required by the Advisers Act to review Access Persons’ personal securities transactions and reports periodically. The CCO is responsible for reviewing these. To avoid self-review, another officer of the Firm is responsible for reviewing transactions and reports and approving pre-clearance requests submitted by the CCO.

Personal Trading Alerts
Every personal trade that goes through the Firm’s electronic Code system via the direct brokerage feed is monitored to produce alerts when certain activity is identified. The CCO or the CCO Designated Reviewer reviews and dispositions the alerts daily. Disposition of the alerts is maintained in the electronic Code platform and can be extracted as required for reporting and recordkeeping purposes. Currently the system produces alerts for the following parameters:
•No preapproval requested for a trade
•No preapproval received for a trade
•Trading in a name on the restricted list
•Buying and selling the same security over a 30-day period
•A stock is up/down 25% within 2 days of a trade
•Trading in a name within 3 days before a client trade
•Trading in a name within 3 days after a client trade

The CCO will consider the following factors in the disposition of any alerts: (a) the Access Person’s position and access to information; (b) the reason the security was placed on the Restricted List; (c) the amount of the trade; and (d) the Access Person’s normal trading patterns and practices. All dispositions of alerts should contain concise plain language descriptions, and, if required, the documentation of any action taken. Violations shall be flagged for Access Person files.

Confidentiality
Access Persons must report personal securities accounts and holdings to the CCO as outlined herein. It is the intent of the CCO to regard and preserve information pertaining to Access Person personal trading activities as confidential in nature. However, in certain circumstances, VP may be authorized to disclose such information as required by law enforcement or regulatory inquiry and under any circumstances wherein VP deems disclosure to be reasonably necessary to prevent fraud, unauthorized transactions, liability, or to respond to judicial process or subpoena.

Certification of Compliance

Initial Certification
The Firm is required to provide all Supervised Persons with a copy of the Code. All Supervised Persons are to certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with its terms.

Acknowledgement of Amendments
The Firm must provide Supervised Persons with any amendments to the Code and Supervised Persons must submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

Annual Certification
All Supervised Persons must annually certify that they have read, understood, and complied with the Code of Ethics and that the Supervised Persons has made all of the reports required by the Code and has not engaged in any prohibited conduct.

The CCO will maintain records of these certifications of compliance.

Reporting Violations
All Supervised Persons must report violations of the Firm’s Code of Ethics promptly to the CCO. If the CCO is involved in the violation or is unreachable, Supervised Persons may report directly to the Firm's Management. All reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Persons may report violations of the Code of Ethics on an anonymous basis. Examples of violations that must be reported are (but are not limited to):
•Noncompliance with applicable laws, rules, and regulations;
•Fraud or illegal acts involving any aspect of the Firm’s business;
•Material misstatements in regulatory filings, internal books and records, clients records or reports;
•Activity that is harmful to clients; and,
•Deviations from required controls and procedures that safeguard clients and the Firm.

No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Code of Ethics. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code. See also VP’s Whistleblower Policy maintained in the Compliance Manual.

Compliance Officer Duties
Training and Education
The CCO is responsible for training and educating Supervised Persons regarding the Code. Training will occur as needed and all Supervised Persons are required to attend any training sessions or read any applicable materials in accordance with CCO direction.

Recordkeeping
The CCO will ensure that the Firm maintains the following records in a readily accessible place:
•A copy of each Code of Ethics that has been in effect at any time during the past five years;
•A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Supervised Person. These records must be kept for five years after the individual ceases to be an Supervised Person of the Firm;
•Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;
•A list of the names of persons who are currently, or within the past five years were, Supervised and Access Persons;
•A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in initial public offerings and limited offerings for at least five years after the end of the fiscal year in which approval was granted; and,
•A record of any decisions that grant employees or Access Persons a waiver from or exception to the Code.

Annual Review
The CCO will review at least annually the adequacy of the Code of Ethics and the effectiveness of its implementation.

Sanctions
Any violations discovered by or reported to the CCO will be reviewed and investigated promptly. Such report will include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. Such recommendation will be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. The CCO may impose such sanctions for violation of this Code of Ethics, as he deems appropriate, including, but not limited to:
•Letter of censure;
•Suspension or termination of the employment;
•Reversal of a securities trade at the violator’s expense and risk, including disgorgement of any profit; and,
•Referral to law enforcement or regulatory authorities in serious cases.

INSIDER TRADING

It is the policy of VP that no Access Person may engage in what is commonly known as “insider trading.” Specifically, the Firm prohibits:
•Trading, either in a Reportable Account or on behalf of any other person (including client accounts), on the basis of material non-public information; or
•Communicating material non-public information to others in violation of the law.

Insider Trading Policy
Section 204A of the Advisers Act requires every Investment Adviser to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such Investment Adviser or any Access Person with such Investment Adviser. In accordance with Section 204A of the Act, the Firm has instituted procedures to prevent the misuse of non-public information.

Securities laws prohibit the following activities:
•Trading by an insider while in possession of material non-public information; or,
•Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or,
•Communicating material non-public information to others in breach of a fiduciary duty.

Supervised Persons are prohibited from utilizing any inside information in VP’s market commentary and in the event any Supervised Person becomes privy to any such information, the Supervised Person is obligated to report such information to the CCO immediately.

Who Is Covered by the Policy?
This policy covers all of the Firm’s Supervised Persons as well as all transactions in any securities participated in by family members, trusts, or corporations directly or indirectly controlled by Access Persons. In addition, the policy applies to transactions engaged in by corporations in which the Access Person is an officer, director or 10% or greater stockholder and a partnership of which the Access Person is a partner unless such person has no direct or indirect control over the partnership.

Material Information
Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:
•Dividend or earnings announcements
•Write-downs or write-offs of assets
•Additions to reserves for bad debts or contingent liabilities
•Expansion or curtailment of company or major division operations
•Merger, joint venture announcements
•New product/service announcements
•Discovery or research developments
•Criminal, civil and government investigations, and indictments

•Pending labor disputes
•Debt service or liquidity problems
•Bankruptcy or insolvency problems
•Tender offers, stock repurchase plans, etc.
•Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security and therefore be considered material.

Non-public Information
In order for issues concerning insider trading to arise, information must not only be material, but also non-public as well.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, but there must also be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Access Persons must be aware that even when there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the Access Person makes such person a “tipee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

“Benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Access Persons may also become insiders or “tipees” if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Fair Dealing vs. Self-Dealing
Access Persons must act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. The Firm will not tolerate self-dealing for personal benefit or the benefit of the Firm at the expense of clients.

Front Running
“Front running” and “scalping” refer to the buying or selling of securities in a Reportable Account, prior to clients, in order to benefit from any price movement that may be caused by client transactions or the Firm’s recommendations regarding the security. It also includes buying or selling options, rights, warrants, futures contracts, convertible securities, or other securities that are related to a security in which clients may affect transactions or which the Firm may make recommendations. The Firm strictly prohibits front running and any other form of market manipulation.

Regulation FD (Fair Disclosure)
SEC Regulation FD governs the release by public companies of information that may reasonably be expected to affect the market price of securities issued by the public company. The goal of the Regulation is to create a "level playing field" so that the dissemination of information that is reasonably likely to affect the market price of a security is released simultaneously to all investors. In general, the issuer, its executive officers, directors, investor relations personnel, or other employees with similar duties are prohibited from selectively disclosing material, non-public information to securities analysts, to other securities professionals, or to a shareholder when it is foreseeable that a recipient of such information will trade on the information. The Regulation requires action by the issuer if there is intentional or unintentional selective disclosure of such information.

While obligations under Regulation FD fall primarily on public companies, it is equally important for Access Persons and VP to be aware of the requirements and to act appropriately if an Access Person becomes privy to inside information about any company.

APPENDIX 1
CODE OF ETHICS CERTIFICATION

1.The undersigned Supervised Person with Variant Perception, LLC (“VP”), hereby acknowledges, certifies, represents, warrants, and agrees as follows:

2.He or she has received a copy of the VP Code of Ethics and has read and understands the information contained therein.

3.He or she will abide by: (i) all rules, restrictions, policies, and procedures described in the Code of Ethics (as amended from time to time); and (ii) all covered laws applicable to him or her (as amended from time to time), whether in connection with his or her activities on behalf of VP or otherwise.

4.If applicable, he or she has complied with VP’s Code of Ethics since the last date on which such person signed and delivered this Certification (or its predecessor form) to VP.

5.He or she understands that any violation of VP’s Code of Ethics by him or her, may lead to sanctions, including the termination of his or her employment with VP or other dismissal.

6.He or she understands that nothing contained in VP’s Code of Ethics affects in any way the at-will nature of his or her employment with VP, which VP may terminate at any time for any reason without penalty or other payment except as required by law or written agreement.

________________________________ ____________________
Supervised Person Name (print)            Date

____________________________
Supervised Person Signature

APPENDIX 2
OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM

Check One:    _____ New Disclosure _____ Updated Disclosure _____ Remove Disclosure

Supervised Persons who engage in any outside business activity, with or without compensation, must complete and submit this form to the CCO for review and approval. See the Code of Ethics for complete information.

An outside business activity includes any business activity that is outside the scope of VP’s business. Such business activity includes acting as a proprietor, partner, officer, director, trustee, consultant, or having any financial interest in another business or organization. An outside business activity also includes non-compensated positions for which you have a fiduciary duty (i.e. president, treasurer, trustee, power of attorney, charitable or other office positions for a nonprofit board). While an outside business activity does not include passive investments, exception might apply by virtue of their nature, position, percentage of ownership or control or obligations with respect to that activity.

Failure to promptly disclose an outside business activity could result in disciplinary actions including termination. You must utilize this Outside Business Activity Disclosure Form to disclose any activity to VP. Your disclosure must be both accurate and complete to be considered for review.

In the event that you have any change in your outside business activity profile, you must update this form promptly and forward to the CCO for review and final updating.

I understand it is my obligation to promptly update any changes in my outside business activities.

Please Initial, Sign and Date:
I DO NOT engage in any outside business activities.     ___________
I DO engage in the following outside activities:         ___________

Description of outside activities, including details related to time spent and compensation received (list all that apply; attach separate page if needed):
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

______________________________ _______________    ________________________________
Supervised Person Name (print)          Date        Signature

_____________________________________        _______________
Chief Compliance Officer Approval Signature        Date

APPENDIX 3
PRE-APPROVAL FORM: PERSONAL SECURITIES TRANSACTION

This form must be submitted prior to executing a transaction in personal securities (with some exceptions), a private placement, limited offering, sub-advised ETF, or any other transaction the Access Person believes could cause a conflict or compliance violation. IPOs are prohibited. See the Code of Ethics for details.

IRRESPECTIVE OF APPROVAL BY THE CHIEF COMPLIANCE OFFICER, NO EMPLOYEE MAY EXECUTE ANY SECURITIES TRANSACTION WHILE IN POSSESSION OF INSIDE INFORMATION. SEE THE CODE OF ETHICS FOR INFORMATION ABOUT INSIDER TRADING AND NON-PUBLIC INFORMATION.

Whether or not an Access Person has “inside information”, no employee may “trade ahead” of a client or execute any transaction which might in any respect disadvantage a client account or result in an Access Person in any respect profiting from a transaction executed or positions held for a client.

Name as it appears on the Account:    ________________________________________
Account Number:    ________________________________________
Issuer:        ____________________

Equity Investments:        □ Common        □ Preferred

Number of shares:        ____________________

Ticker or Symbol:        ____________________

Debt Investments:        □ Public        □ Private

Par value:        ____________________

Interest rate:        ____________________

Maturity date:     ____________________
Limited Offering:
Please provide details:
Describe whether and why this investment would or would not be suitable for a client:

APPENDIX 3
PRE-APPROVAL FORM: PERSONAL SECURITIES TRANSACTION

Transaction Type (please check):
□ Purchase

□ Sale

Estimated Trade Date:    ____________________ Estimated Price: ____________________
Broker/Dealer:        ____________________

Is the investment a limited offering?                    □ Yes        □ No
Is the investment a private placement?                □ Yes        □ No

If yes, will the private placement invest in corporate debt or equity?    □ Yes        □ No
If yes, will you take an active role in the management of investments?    □ Yes        □ No
Representation and Signature:
By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material non-public information.
_________________________________     _______________
Access Person Name                 Date
_________________________________
Access Person Signature

Compliance Approval: ________________________ Date: _____________________
Duration of pre-clearance approval: _________________________________

APPROVAL OF A TRADE DOES NOT MEAN THAT VP IN ANY RESPECT RECOMMENDS OR ENDORSES SUCH TRANSACTION. THIS APPROVAL IS ONLY VALID UNTIL THE LAST DATE LISTED ABOVE. FURTHERMORE, THIS APPROVAL IS NOT VALID SHOULD ANY OF THE INFORMATION LISTED ABOVE CHANGE OR SHOULD THE ASSOCIATED PERSON COME INTO POSSESSION OF “INSIDE INFORMATION”.

APPENDIX 4
PERSONAL SECURITIES ACCOUNT CERTIFICATION

To be completed upon employment, promptly upon any changes and annually thereafter

Check One: New Disclosure _______ Updated Disclosure ________ Annual Disclosure_________

Access Person Name (print):_______________________________________

Date of Report: _________________

Check one of the following as applicable:

____    I do not have any personal securities accounts to disclose.

____    I have personal securities accounts to disclose which are listed below.

Listed below are personal securities accounts which I or a household member have beneficial interest as defined in the VP Personal Trading Policy. Attach additional sheets if necessary.

Access Person Signature: ____________________________    Date: ________________________

________________________________________    _______________
Chief Compliance Officer Approval Signature    Date

APPENDIX 5
PERSONAL HOLDINGS CERTIFICATION

To be completed upon employment, upon any changes and annually thereafter

Name of Access Person (print):    ______________________________________

Check One: New Disclosure _______ Updated Disclosure ________ Annual Disclosure _________

Please list all other personal holdings in which you have a financial interest or over which you exercise control that have not otherwise been disclosed to VP or check the box below stating you do not have any additional holdings to disclose.

NAME OF HOLDING, AMOUNT OWNED AND DATE ACQUIRED	BROKERAGE FIRM OR CUSTODIAN	ACCOUNT NUMBER AND NAME ON ACCOUNT (If applicable)	STATEMENTS SENT TO CCO? (Yes/No//N/A/Will be Arranged)

Attach additional sheets if necessary.
OR

___________ I do not have any additional personal holdings to disclose (check here only if this applies).

Access Person Signature: ____________________________    Date: ________________________

________________________________________    _______________
Chief Compliance Officer Approval Signature    Date

APPENDIX 6
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

The Code of Ethics and SEC regulations require that each Access Person (defined at Rule 204A-1(e)(1)) report, within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Access Person, or any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest. If the Access Person has arranged for the CCO or other designee to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the Access Person to separately complete this quarterly transaction report. If the Access Person has arranged for VP to receive copies of brokerage statements for all covered accounts, the use of this form would be limited to reporting transactions in private offerings which are transacted outside of brokerage accounts.

Quarter ending: ______________

____ YES, I had reportable personal securities transactions within the past quarter as reported on (check all that apply):
    _____ the attached page/or monthly brokerage statements
    _____ confirmations/statements sent directly by my broker-dealer to the Firm
    _____ the attached report

_____ NO, I had no reportable personal securities transaction(s) in the past quarter.

This report is to be signed, dated, and returned to the CCO, within 30 days of quarter end.

_________________________________
Access Person Signature

_________________________________        ____________________
Print Name*        Date

_________________________________    ____________________
Chief Compliance Officer Signature    Date

*Important Note: The CCO has discretion to rely upon e-mail attestation in lieu of signatures.

APPENDIX 6
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Transactions do not need to be reported for:
•Any account in which the Access Person has no direct or indirect influence or control;
•Direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes, and bonds;
•High quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper;
•Open-end investment companies, i.e., mutual funds unless VP, or an affiliated company acts as investment adviser, sub-adviser, or principal underwriter to the mutual fund(s);
•529 Plans, unless VP or a control affiliate manages, distributes, markets, or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and
•Units of unit investment trusts, so long as the unit investment trust is neither managed by VP, any affiliate of VP, nor invested in affiliated mutual funds.

The reporting or recording of any such transaction should not be construed as an admission you have any direct or indirect beneficial ownership in the security reported.